Loan No. RX0024T12
PROMISSORY NOTE AND SUPPLEMENT
(Single Advance Term Loan)
    THIS PROMISSORY NOTE AND SUPPLEMENT (this “Promissory Note and Supplement”) is entered into as of June 5, 2026 between TIDEWATER UTILITIES, INC., a Delaware corporation (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), and supplements that certain Master Loan Agreement dated as of May 23, 2003, as amended by the Amendment dated as of September 28, 2004, the Second Amendment to Master Loan Agreement dated as of August 22, 2005 and the Third Amendment to Master Loan Agreement dated as December 1, 2015 (as further amended or restated from time to time, the “MLA”). Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the MLA.
    SECTION 1.    The Commitment. On the terms and conditions set forth in the MLA and this Promissory Note and Supplement, CoBank agrees to make a loan (the “Loan”) to the Company during the period set forth in Section 3 in a principal amount of $25,000,000 (the “Commitment”). Under the Commitment, amounts borrowed and later repaid may not be reborrowed.
    SECTION 2.    Purpose. The purpose of the Loan is to: (A) refinance the outstanding principal balance of loans made by CoBank to the Company from time to time under that certain Promissory Note and Supplement (Revolving Term Loan Supplement) dated as of March 19, 2009 and number RX0024T6, as amended by a First Amendment to Promissory Note and Supplement dated as of August 31, 2011, a Second Amendment to Promissory Note and Supplement dated as of October 15, 2014, a Third Amendment to Promissory Note and Supplement dated as of March 7, 2017, a Fourth Amendment to Promissory Note and Supplement dated as of August 19, 2020, an Omnibus Amendment to Promissory Notes and Supplements dated as of December 6, 2022, a Sixth Amendment to Promissory Note and Supplement dated as May 11, 2023, a Seventh Amendment to Promissory Note and Supplement dated as July 24, 2025, and an Eighth Amendment to Promissory Note and Supplement dated as May 15, 2026 (the “Revolving Term Loan”); (B) refinance debt of the Company to Middlesex Water Company (“Middlesex Water”) that was incurred to finance capital expenditures; and (C) finance additional capital expenditures.
    SECTION 3.    Term of Commitment. CoBank’s commitment to make the Loan to the Company shall expire at 12:00 noon, mountain time, on the date of this Promissory Note and Supplement, or such later date as CoBank may, in its sole discretion, authorize in writing.
SECTION 4.     Availability. Notwithstanding Section 2 of the MLA: (A) the portion of the Loan made for the purpose of refinancing the Revolving Term Loan will be made by CoBank retaining proceeds of the Loan and applying them against the unpaid principal balance of the Revolving Term Loan; and (B) the portion of the Loan made for the purpose of refinancing the Company’s existing indebtedness owed to Middlesex Water will be made by wire transfer of immediately available funds directly to Middlesex Water.

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SECTION 5.    Interest.
        (A)    Rate Options. The Company agrees to pay interest on the unpaid balance of the Loan in accordance with one or more of the following interest rate options, as selected by the Company:
            (1)    Weekly Variable Rate Option. At a rate per annum equal to the rate of interest established by CoBank for the Company in CoBank’s sole and absolute discretion on the first Business Day of each week (the “Variable Rate Option”). The rate of interest so established by CoBank shall be effective from and including the first Business Day of each week to and excluding the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option, without the necessity of notice provided to the Company, and information about the Company’s then current rate shall be made available upon telephonic request.
            (2)    Quoted Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Quoted Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods (each, a “Quoted Fixed Rate Period”) as may be agreeable to CoBank in its sole discretion in each instance, provided that: (a) rates may not be fixed for Quoted Fixed Rate Periods of less than one year; (b) rates may only be fixed on balances of not less than $100,000.00; and (c) the maximum number of balances that may be subject to this option at any one time shall be five (5).
(B)    Elections. Subject to the limitations set forth above, the Company: (1) shall select the applicable rate option(s) at the time it requests the Loan; (2) may, on any Business Day, elect to convert balances bearing interest at the Variable Rate Option to the Quoted Fixed Rate Option; and (3) may, on the last day of any Quoted Fixed Rate Period, elect to refix the rate under the Quoted Fixed Rate Option or convert the balance to the Variable Rate Option. In the absence of an election provided for herein, the Company shall be deemed to have elected the Variable Rate Option. All elections provided for herein may be made telephonically, in writing, or, if agreed to in a separate agreement, electronically, and must be received by 12:00 noon Company’s local time on the applicable day. Any election made telephonically, shall be promptly confirmed in writing if so requested by CoBank. Notwithstanding the foregoing, while a Default or Event of Default exists the Company may not fix rates under the Quoted Fixed Rate Option.
        (C)    Calculation and Payment. Interest shall be calculated on the actual number of days the Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date the Loan is made shall be included and the date the Loan is repaid shall, if received before 3:00 P.M. Mountain time, be excluded. Interest shall be: (1) calculated monthly in arrears as of the last day of each calendar month and on the final maturity date of the Loan; and (2) due and payable on the 20th day of the following calendar month and on the final maturity date of the Loan.
SECTION 6.    Reserved.

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SECTION 7.    Promissory Note. The Company promises to repay the Loan to CoBank or order on June 5, 2048. In addition to the above, the Company promises to pay to CoBank or order interest on the unpaid principal balance of the Loan at the times and in accordance with the provisions set forth above. If any date on which principal or interest is due is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof.
    SECTION 8.    Prepayment. Subject to Section 10.01 of the MLA, the Company may, on three Business Days’ prior written notice, prepay all or any portion of the Loan. Unless otherwise agreed, all prepayments will be applied to such balances, fixed or variable, as CoBank shall specify.
SECTION 9.    Security. The Company’s obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in Section 2.04 of the MLA.
SECTION 10. Conditions Precedent. In addition to the conditions precedent set forth in the MLA, CoBank’s obligation to make the Loan to the Company hereunder is subject to the conditions precedent that CoBank shall have received each of the following (which in the case of instruments or documents, must be originals, duly executed, and in form and content acceptable to CoBank): (A) an amendment to each Mortgage (the “Mortgage Amendments”); (B) such evidence as CoBank shall require that the Mortgage Amendments have been recorded in all places where the Mortgages have been recorded; and (C) a lien search conducted in the office of the Delaware Secretary of State showing that there are no Liens on any property of the Company other than Liens in favor of CoBank and Liens permitted under Section 6.01 of the MLA.
SECTION 11. Representations and Warranties. In addition to the representations and warranties set forth in the MLA, the Company represents and warrants to CoBank that Appendix B to the Mortgage (as amended) sets forth all real property and interests in real property of the Company as of the date hereof, including without limitation, all real property on or under which the Company has a well, water treatment plant, or water storage facility, except for the real property set forth on Exhibit A hereto.
SECTION 12. Counterparts and Electronic Delivery. This Promissory Note and Supplement may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Promissory Note and Supplement may be delivered by electronic means.
Signature page on next page

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    IN WITNESS WHEREOF, the parties have caused this Promissory Note and Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:		By:
Name:	Kelli Cholas	Name:	Tatyana Kaplan
Title:	Assistant Corporate Secretary	Title:	Treasurer

Signature page to Promissory Note and Supplement (Single Advance Term Loan) (RX0024T12)